Evolent Health Announces Third Quarter 2015 Results
Washington, D.C., (November 5, 2015) – Evolent Health, Inc. (NYSE: EVH), a company providing an integrated value-based care platform to the nation’s leading health systems and physician organizations, today announced financial results for the quarter ended September 30, 2015.
Highlights from the third quarter of 2015 include (all comparisons, unless otherwise noted, are to the quarter ended September 30, 2014):

•	GAAP revenue of $40.4 million; Adjusted revenue of $43.3 million, which is an increase of 45%

•	Lives on the platform of 717,587, an increase of 146%

•	Net income (loss) attributable to common shareholders of $(12.0) million, compared to $(3.2) million

•	Adjusted EBITDA of $(6.7) million, compared to $(5.1) million

Frank Williams, Chief Executive Officer of Evolent Health, Inc., commented, “We are pleased with our results for the quarter and we remain on track to meet our strategic, operational and financial objectives for 2015. Our strong performance across the year has been driven by the breadth and depth of our service offering, our ability to effectively engage physicians in driving improved clinical outcomes and our efforts to capture value through attractive value-based care contracts.”
Mr. Williams continued, “We are also delighted to expand the Evolent network and our footprint in existing markets. In the past two months, we welcomed two organizations that are highly committed to value-based care - Legacy Health and MedStar Family Choice Medicaid plan - as long-term partners. Bringing these two highly regarded organizations into the Evolent network sets up our long-term growth and expands our market impact as we bring more lives on to the platform.”
Mr. Williams concluded, “With the driving forces in the marketplace moving increasingly to value across all major payer segments, we remain confident in the significant long-term market opportunity. There is a clear need for a comprehensive value-based care platform to assist health systems in achieving a successful transformation.”
Financial Results of Evolent Health, Inc.
Evolent Health, Inc. completed a reorganization of its corporate structure on June 4, 2015 (the “Reorganization”) in connection with the initial public offering of its Class A common stock (“IPO”). Prior to the Reorganization, Evolent Health, Inc. had no operations. As a result, the financial statements of Evolent Health, Inc. for the nine months ended September 30, 2015 and for the three and nine months ended September 30, 2014 do not reflect a complete view of the operational results for those periods. In order to provide consistent and comparable metrics for the periods before and after June 4, 2015, the adjusted results of Evolent Health, Inc. presented and discussed in this release reflect the Reorganization as if it had occurred on the first day of the relevant period. The adjusted results include the operations of Evolent Health LLC for the period from January 1, 2014 through June 4, 2015 as well as certain other adjustments. See “Financial Statement Presentation” and “Non-GAAP Financial Measures” for more information.

Reported Results
Evolent Health, Inc. reported United States of America generally accepted accounting principles (“GAAP”) revenue of $40.4 million for the three months ended September 30, 2015 compared to zero for the same period in 2014. GAAP revenue for the nine months ended September 30, 2015 was $50.8 million, which does not reflect the operating results of Evolent Health LLC prior to June 4, 2015 (the date of the Reorganization), compared to zero for the same period in 2014. Adjusted Revenue was $43.3 million and $116.8 million for the three and nine months ended September 30, 2015, respectively.
Cost of revenue was $24.8 million and $32.6 million for the three and nine months ended September 30, 2015, respectively, compared to zero for the same periods in 2014. Operating income (loss) was $(17.2) million and $(28.8) million for the three and nine months ended September 30, 2015, respectively, compared to zero for the same periods in 2014. Net income (loss) attributable to Evolent Health, Inc. was $(12.0) million and $(3.2) million for the three months ended September 30, 2015 and 2014, respectively, and $336.6 million and $(14.5) million for the nine months ended September 30, 2015 and 2014, respectively. Earnings (loss) per share available for common shareholders was $(0.29) per basic and diluted share and ($2.07) per basic and diluted share for the three months ended September 30, 2015 and 2014, respectively. Earnings (loss) per share available for common shareholders was $17.05 per basic share and $7.93 per diluted share for the nine months ended September 30, 2015 and $(8.77) per basic and diluted share for the nine months ended September 30, 2014.
Total cash, cash equivalents, and marketable securities as of September 30, 2015 were $210.2 million.
Adjusted Results

•
Adjusted Revenue for the three months ended September 30, 2015 increased 44.8% to $43.3 million, compared to $29.9 million for the three months ended September 30, 2014. Adjusted Revenue for the nine months ended September 30, 2015 increased 57.5% to $116.8 million, compared to $74.2 million for the nine months ended September 30, 2014.

•
Adjusted Cost of Revenue was $24.4 million or 56.3% of Adjusted Revenue for the three months ended September 30, 2015, compared to $19.3 million or 64.6% of Adjusted Revenue for the three months ended September 30, 2014. Adjusted Cost of Revenue was $75.3 million or 64.5% of Adjusted Revenue for the nine months ended September 30, 2015 compared to $51.8 million or 69.9% of Adjusted Revenue for the nine months ended September 30, 2014.

•
Adjusted EBITDA for the three months ended September 30, 2015 was $(6.7) million, compared to $(5.1) million for the three months ended September 30, 2014. Adjusted EBITDA for the nine months ended September 30, 2015 was $(25.8) million, compared to $(24.0) million for the nine months ended September 30, 2014.

•
Adjusted Loss Available for Common Shareholders for the three months ended September 30, 2015 and 2014 was $(9.6) million and $(7.8) million, respectively. Adjusted Loss Available for Common Shareholders for the nine months ended September 30, 2015 and 2014 was $(34.4) million and $(30.5) million, respectively.

•
Adjusted Loss per Share Available for Common Shareholders for the three months ended September 30, 2015 and 2014 was $(0.16) and $(0.31), respectively. Adjusted Loss per Share Available for Common Shareholders for the nine months ended September 30, 2015 and 2014 was $(0.83) and $(1.24), respectively.

Business Outlook

Fourth Quarter 2015 Guidance

For the three months ended December 31, 2015, Adjusted Revenue is expected to be in the range of $43.0 million to $44.0 million and Adjusted EBITDA is expected to be in the range of $(9.5) million to $(10.5) million.

Fiscal Year 2015 Guidance

For the fiscal year 2015, Adjusted Revenue is now expected to be in the range of $160 million to $161 million. The prior range was $159 million to $161 million. Adjusted EBITDA is now expected to be in the range of $(35) million to $(36) million. The prior range was ($37) million to ($39) million.

This “Business Outlook” section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth in “Forward Looking Statements - Cautionary Language” and Evolent Health, Inc.’s filings with the Securities and Exchange Commission (“SEC”).

Web and Conference Call Information
As previously announced, Evolent Health, Inc. will hold a conference call to discuss its third quarter performance this evening, November 5, 2015, at 4:30 p.m., Eastern Time. The conference call will be available via live webcast on the Company’s Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 877-870-4263 and ask to join to the Evolent Health call. Participants are advised to dial in at least five minutes prior to the call to register. The call will be archived on the company’s website for 90 days and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.
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About Evolent Health
Evolent Health partners with leading health systems to drive value-based care transformation. By providing clinical, analytical and financial capabilities, Evolent Health helps physicians and health systems achieve superior quality and cost results. Evolent Health’s approach breaks down barriers, aligns incentives and powers a new model of care delivery resulting in meaningful alignment between providers, payers, physicians and patients. Learn more at: www.evolenthealth.com.
Contacts:

Bob East	Robin Glass
(443) 213-0500	(571) 389-6005
Investor Relations	Media Relations
InvestorRelations@evolenthealth.com	RGlass@evolenthealth.com

Financial Statement Presentation
Evolent Health, Inc. is a holding company and its principal asset is all of the Class A common units in its operating subsidiary, Evolent Health LLC, which has owned all of our operating assets and substantially all of our business since inception. Prior to the Reorganization on June 4, 2015, the predecessor of Evolent Health, Inc. accounted for Evolent Health LLC as an equity method investment. The financial results of Evolent Health LLC have been consolidated in the financial statements of Evolent Health, Inc. following the Reorganization. As a result, the financial statements of Evolent Health, Inc. for the nine months ended September 30, 2015 and for the three and nine months ended September 30, 2014, do not reflect a complete view of the operational results for those periods. In order to provide a consistent presentation for the periods before and after June 4, 2015 and effectively provide comparative results, the adjusted results of Evolent Health, Inc. presented and discussed in this release reflect the Reorganization as if it had occurred on the first day of the relevant period and therefore include the operations of Evolent Health LLC for the period from January 1, 2014 through June 4, 2015. Including Evolent Health LLC’s results for this period is not consistent with GAAP and should not be considered as an alternative to comparable GAAP measures. The details in the tabular presentation below reflect certain income statement line items as adjusted to reflect results from operations for the three and nine month periods as if the Reorganization had occurred at the beginning of the respective periods. The presentation also reflects other adjustments described in “Non-GAAP Financial Measures.”
Non-GAAP Financial Measures
In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Transformation Revenue, Adjusted Platform and Operations Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization, Adjusted Operating Income (Loss), Adjusted EBITDA, Adjusted Earnings (Loss) per Share Available for Common Shareholders and Adjusted Weighted-Average Common Shares, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance. In addition to the adjustments described below, each of the following adjusted measures are also adjusted to reflect the Reorganization as if it had occurred on the first day of the relevant period as described in “Financial Statement Presentation” and are adjusted to exclude the impact of purchase accounting adjustments, stock-based compensation expenses and transaction expenses related to the Reorganization and IPO.
Adjusted EBITDA is also adjusted to exclude depreciation and amortization expense, other income (expense), interest (income) / expense, transaction costs, net income (loss) attributable to non-controlling interests, provision (benefit) for income taxes, income (loss) from affiliate and gain on consolidation.
Adjusted Earnings (Loss) per Share Available for Common Shareholders is also adjusted to exclude transaction costs, net income (loss) attributable to non-controlling interests, provision (benefit) for income taxes, income (loss) from affiliate, gain on consolidation and undeclared cumulative preferred dividends.
Adjusted Weighted-Average Common Shares is adjusted to include items that would be considered anti-dilutive under GAAP during periods of loss including the dilutive effects of options and restricted stock and the assumed conversion of preferred or exchangeable securities. For periods of income, Adjusted Weighted-Average Common Shares is equivalent to the GAAP diluted weighted-average common shares.
These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to the comparable GAAP financial measures is presented in the attached tables. We believe these measures are useful across time in evaluating our fundamental core operating performance. Management also uses certain of these measures to manage our business, including in preparing its annual operating budget, financial projections and compensation plans. We believe that certain of these measures are also useful to investors because similar measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries.

Evolent Health, Inc.
Adjusted Results
For the Three Months Ended September 30, 2015 and 2014

(in thousands)	For the Three Months Ended September 30, 2015					For the Three Months Ended September 30, 2014
							Add:
	Evolent	Add:	Less:	Less:	Evolent	Evolent	Evolent	Less:	Evolent
	Health, Inc.	Purchase	Stock-based	Transaction	Health, Inc.	Health, Inc.	Health LLC	Stock-based	Health, Inc.	Change Over Prior Period
	as Reported	Accounting (1)	Compensation	Costs	as Adjusted	as Reported	Operations (2)	Compensation	Adjusted	$	%
Revenue
Transformation	$6,783	$783	$—	$—	$7,566	$—	$11,886	$—	$11,886	$(4,320)	(36.3)%
Platform and operations	33,623	2,087	—	—	35,710	—	18,010	—	18,010	17,700	98.3%
Total revenue	40,406	2,870	—	—	43,276	—	29,896	—	29,896	13,380	44.8%
Expenses
Cost of revenue (exclusive
of depreciation and
amortization presented
separately below)	24,762	—	384	—	24,378	—	19,326	27	19,299	5,079	26.3%
Selling, general and
administrative expenses	29,834	—	3,998	264	25,572	—	15,977	298	15,679	9,893	63.1%
Depreciation and
amortization expenses	3,056	—	—	—	3,056	—	698	—	698	2,358	N/A
Total operating
expenses	57,652	—	4,382	264	53,006	—	36,001	325	35,676	17,330	48.6%
Operating income
(loss)	$(17,246)	$2,870	$(4,382)	$(264)	$(9,730)	$—	$(6,105)	$(325)	$(5,780)	$(3,950)	68.3%

(1) Represents adjustments to remove the results of purchase accounting

(2)	Represents the operational results of Evolent Health LLC for the period July 1, 2014, through September 30, 2014

Evolent Health, Inc.
Adjusted Results
For the Nine Months Ended September 30, 2015 and 2014

(in thousands)	For the Nine Months Ended September 30, 2015						For the Nine Months Ended September 30, 2014
		Add:						Add:
	Evolent	Evolent	Add:	Less:	Less:	Evolent	Evolent	Evolent	Less:	Evolent
	Health, Inc.	Health LLC	Purchase	Stock-based	Transaction	Health, Inc.	Health, Inc.	Health LLC	Stock-based	Health, Inc.	Change Over Prior Period
	as Reported	Operations (1)	Accounting (2)	Compensation	Costs	as Adjusted	as Reported	Operations (3)	Compensation	Adjusted	$	%
Revenue
Transformation	$9,486	$15,755	$1,147	$—	$—	$26,388	$—	$27,837	$—	$27,837	$(1,449)	(5.2)%
Platform and operations	41,334	46,059	2,998	—	—	90,391	—	46,324	—	46,324	44,067	95.1%
Total revenue	50,820	61,814	4,145	—	—	116,779	—	74,161	—	74,161	42,618	57.5%
Expenses
Cost of revenue (exclusive
of depreciation and
amortization presented
separately below)	32,649	44,839	—	2,167	—	75,321	—	52,193	350	51,843	23,478	45.3%
Selling, general and
administrative expenses	42,916	58,457	—	30,107	4,039	67,227	—	50,683	4,372	46,311	20,916	45.2%
Depreciation and
amortization expenses	4,040	2,637	—	—	—	6,677	—	1,995	—	1,995	4,682	234.7%
Total operating
expenses	79,605	105,933	—	32,274	4,039	149,225	—	104,871	4,722	100,149	49,076	49.0%
Operating income
(loss)	$(28,785)	$(44,119)	$4,145	$(32,274)	$(4,039)	$(32,446)	$—	$(30,710)	$(4,722)	$(25,988)	$(6,458)	24.8%

(1)	Represents the operational results of Evolent Health LLC for the period January 1, 2015, through June 3, 2015, prior to consolidation

(2)	Represents adjustments to remove the results of purchase accounting

(3)	Represents the operational results of Evolent Health LLC for the period January 1, 2014, through September 30, 2014

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)

(in thousands)	For the Three			For the Nine
	Months Ended			Months Ended
	September 30,			September 30,
	2015	2014		2015		2014
Net Income (Loss) Attributable to
Evolent Health, Inc.	$(11,980)	$(3,167)		$336,613		$(14,548)
Add:
Net income (loss) of Evolent Health LLC	—	(6,051)	(1)	(44,079)	(1)	(30,593)	(1)
Less:
Purchase accounting adjustments	(2,870)	—		(4,145)		—
Gain on consolidation	—	—		414,133		—
Income (loss) from affiliate	—	(3,167)		(28,165)		(14,548)
(Provision) benefit for income taxes	104	—		(29,169)		—
Net (income) loss attributable to
non-controlling interests	5,108	—		8,532		—
Stock-based compensation	(4,382)	(325)		(32,274)		(4,722)
Transaction costs	(264)	—		(4,039)		—
Interest income (expense), net	54	54		105		139
Other income (expense), net	—	—		2		(22)
Depreciation and amortization expense	(3,056)	(698)		(6,677)		(1,995)
Adjusted EBITDA	$(6,674)	$(5,082)		$(25,769)		$(23,993)

(1)	Represents the net income (loss) for the beginning-of-period through June 3, 2015, or for the three or nine months ended September 30, 2014, for the respective periods

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) per Share Available for Common Shareholders to
Earnings (Loss) per Share Available for Common Shareholders

(in thousands, except per share data)	For the Three			For the Nine
	Months Ended			Months Ended
	September 30,			September 30,
	2015	2014		2015		2014
Earnings (Loss) Available for
Common Shareholders - Diluted (a)	$(11,980)	$(5,196)		$328,081		$(19,143)
Less:
Net income (loss) attributable to
non-controlling interests	—	—		(8,532)		—
Undeclared cumulative preferred dividends	—	—		(2,184)		—
Earnings (Loss) Available for
Common Shareholders - Basic (b)	(11,980)	(5,196)		334,429		(19,143)
Add:
Net income (loss) of Evolent Health LLC (1)	—	(6,051)	(1)	(44,079)	(1)	(30,593)	(1)
Less:
Purchase accounting adjustments	(2,870)	—		(4,145)		—
Gain on consolidation	—	—		414,133		—
Income (loss) from affiliate	—	(3,167)		(28,165)		(14,548)
(Provision) benefit for income taxes	—	—		(29,273)		—
Net (income) loss attributable to
non-controlling interests	5,108	—		8,532		—
Stock-based compensation	(4,382)	(325)		(32,274)		(4,722)
Transaction costs	(264)	—		(4,039)		—
Adjusted Earnings (Loss) Available
for Common Shareholders (c) (2)	$(9,572)	$(7,755)		$(34,419)		$(30,466)

Earnings (Loss) per Share Available
for Common Shareholders - Diluted (a) (2)	$(0.29)	$(2.07)		$7.93		$(8.77)

Earnings (Loss) per Share Available
for Common Shareholders - Basic (b) (2)	$(0.29)	$(2.07)		$17.05		$(8.77)

Adjusted Earnings (Loss) per Share Available
for Common Shareholders (c) (3)	$(0.16)	$(0.31)		$(0.83)		$(1.24)

Weighted-average common shares - basic	41,468	2,506		19,618		2,184
Weighted-average common shares - diluted	41,468	2,506		41,398		2,184
Weighted-average common shares - adjusted (4)	60,895	25,096		41,398		24,660

(1)	Represents the net income (loss) for the beginning-of-period through June 3, 2015, or for the three or nine months ended September 30, 2014, for the respective periods

(2)	For periods of net loss, shares used in the earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive

(3)	Represents Adjusted Earnings (Loss) Available for Common Shareholders divided by Adjusted Weighted-Average Common Shares as described in Note 4 below

(4)
Represents the weighted-average shares of all dilutive or potentially dilutive shares over the respective periods including in periods of loss. See the reconciliation of Adjusted Weighted-Average Common Shares to GAAP diluted weighted-average common shares on the following page.

Evolent Health, Inc.
Reconciliation of Adjusted Weighted-Average Common Shares to Basic Weighted-Average Common Shares

(in thousands)	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Weighted-average common shares - diluted	41,468	2,506	41,398	2,184
Dilutive effect of restricted stock	55	1,122	—	520
Dilutive effect of options	1,847	—	—	—
Assumed conversion of convertible preferred
stock at beginning-of-period	—	21,468	—	21,956
Assumed conversion of Class B common
shares to Class A common shares	17,525	—	—	—
Weighted-average common shares - adjusted	60,895	25,096	41,398	24,660

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	As of	As of
	September 30,	December 31,
	2015	2014
Cash and cash equivalents	$208,157	$—
Total current assets	246,221	1,074
Goodwill	608,903	—
Intangible assets, net	165,661	—
Total assets	1,056,181	38,277
Total liabilities	120,129	1,074
Total redeemable preferred stock	—	39,273
Total shareholders' equity (deficit) attributable to Evolent Health, Inc.	646,666	(2,070)
Non-controlling interests	289,386	—
Total liabilities, redeemable preferred stock and shareholders' equity (deficit)	1,056,181	38,277

Evolent Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

(in thousands)	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue
Transformation	$6,783	$—	$9,486	$—
Platform and operations	33,623	—	41,334	—
Total revenue	40,406	—	50,820	—

Expenses
Cost of revenue (exclusive of depreciation
and amortization presented below)	24,762	—	32,649	—
Selling, general and administrative expenses	29,834	—	42,916	—
Depreciation and amortization expenses	3,056	—	4,040	—
Total operating expenses	57,652	—	79,605	—
Operating income (loss)	(17,246)	—	(28,785)	—
Interest income (expense), net	54	—	67	—
Gain on consolidation	—	—	414,133	—
Income (loss) from affiliate	—	(3,167)	(28,165)	(14,548)
Income (loss) before income taxes
and non-controlling interests	(17,192)	(3,167)	357,250	(14,548)
Provision (benefit) for income taxes	(104)	—	29,169	—
Net income (loss)	(17,088)	(3,167)	328,081	(14,548)
Net income (loss) attributable to
non-controlling interests	(5,108)	—	(8,532)	—
Net income (loss) attributable to
Evolent Health, Inc.	$(11,980)	$(3,167)	$336,613	$(14,548)

Earnings (Loss) Available to Common Shareholders
Basic	$(11,980)	$(5,196)	$334,429	$(19,143)
Diluted	(11,980)	(5,196)	328,081	(19,143)

Earnings (Loss) per Common Share
Basic	$(0.29)	$(2.07)	$17.05	$(8.77)
Diluted	(0.29)	(2.07)	7.93	(8.77)

Weighted-Average Common Shares Outstanding
Basic	41,468	2,506	19,618	2,184
Diluted	41,468	2,506	41,398	2,184

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

(in thousands)	For the Nine
	Months Ended
	September 30,
	2015	2014
Net cash provided by (used in) operating activities	$(12,157)	$—
Net cash provided by (used in) investing activities	11,135	—
Net cash provided by (used in) financing activities	209,179	—

Net increase (decrease) in cash and cash equivalents	208,157	—
Cash and cash equivalents as of beginning-of-period	—	—
Cash and cash equivalents as of end-of-period	$208,157	$—

Forward Looking Statements - Cautionary Language

Certain statements made in this release and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical or current fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like:  “believe”, “anticipate”, “expect”, “estimate”, “aim”, “predict”, “potential”, “continue”, “plan”, “project”, “will”, “should”, “shall”, “may”, “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•	the structural change in the market for health care in the United States;

•	our ability to effectively manage our growth;

•	the significant portion of revenue we derive from our largest partners;

•	our ability to offer new and innovative products and services;

•	the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control;

•	our ability to attract new partners;

•	our ability to recover the significant upfront costs in our partner relationships;

•	our ability to estimate the size of our target market;

•	our ability to maintain and enhance our reputation and brand recognition;

•	consolidation in the health care industry;

•	competition which could limit our ability to maintain or expand market share within our industry;

•	our ability to partner with providers due to exclusivity provisions in our contracts;

•	uncertainty in the health care regulatory framework;

•	restrictions and penalties as a result of privacy and data protection laws;

•	adequate protection of our intellectual property;

•	any alleged infringement, misappropriation or violation of third-party proprietary rights;

•	our use of “open source” software;

•	our reliance on third parties;

•	our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•	data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•	breaches or failures of our security measures;

•	our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our users;

•	our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;

•	risks related to future acquisition opportunities;

•	our future indebtedness and our ability to obtain additional financing;

•	our ability to achieve profitability in the future;

•	the requirements of being a public company;

•	the risk of potential future litigation;

•	our finalization of the annual goodwill impairment test; and

•	our ability to remediate the material weakness in our internal control over financial reporting.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. The prospectus for our IPO filed with the SEC on June 5, 2015 and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.